Exhibit 99.1

WestRock Reports Fiscal 2020 Second Quarter Results

ATLANTA--(BUSINESS WIRE)--May 5, 2020--WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal second quarter ended March 31, 2020, and provided an update related to the impact of the COVID-19 pandemic on the Company.

Second quarter of fiscal 2020 financial highlights include:

  Net sales of $4.45 billion decreased by 3.7% compared to the prior year quarter
  $0.57 per diluted share and $0.67 of adjusted earnings per diluted share compared to $0.62 per diluted share and $0.80 of adjusted earnings per diluted share in the prior year quarter
  Strong segment margins in rapidly changing economic environment
  In excess of $2.5 billion of availability under long-term committed credit facilities and cash and cash equivalents at March 31, 2020

WestRock is executing its differentiated strategy with financial strength and substantial liquidity. Given the uncertainties associated with the severity and duration of COVID-19, the Company is focused on meeting the needs of WestRock’s customers, supporting the health, safety and well-being of its teammates, and further building on its foundation of financial strength by:

  Providing one-time recognition awards to the Company’s manufacturing and operations teammates in the third quarter of fiscal 2020
  Continuing to match the Company's supply with its customers’ demand
  Decreasing salaries and retainers up to 25% for the Company’s senior executive team and board of directors in addition to reducing discretionary expenses
  The Company expects to use company stock to pay its annual incentive and company funded 401(k) contributions in 2020
  Reducing fiscal 2020 capital investments by approximately $150 million, to a level of $950 million; reduce fiscal 2021 capital investments to a range of $600 to $800 million
  Resetting its quarterly dividend to $0.20 per share for an annual rate of $0.80 per share

“I am incredibly proud of the WestRock team that is focused every day on ensuring that the paper and packaging needed to keep critical supply chains operating during the pandemic are available for our customers and our communities,” said Steve Voorhees, chief executive officer. “With operations around the world, we have been working steadily to help our team stay safe by implementing enhanced protection and sanitization measures across our company. We are relentlessly focused on ensuring the health and safety of our teammates.

“In the second quarter, WestRock delivered solid results with improved demand in select key markets as the pandemic impacted consumer buying habits, especially in March. We are adapting quickly to the uncertain economic and market demand conditions and taking steps that we expect will provide an additional $1 billion in cash available for debt reduction through fiscal 2021. We are confident in our differentiated strategy and value proposition, and believe these steps will ensure that WestRock remains well positioned for long-term success.”

Health and Safety of our Teammates

WestRock’s first priority is the health and safety of its teammates, and the Company has taken, and continues to take, actions to protect the health and safety of its teammates during the COVID-19 pandemic, including:

  Cleaning and disinfecting workstations and common surfaces frequently and arranging for deep cleaning and sanitizing of WestRock’s sites, as needed
  Implemented temperature screenings in compliance with applicable law
  Encouraging the use of face coverings generally and complying with specific requirements where use is mandated
  Enforcing quarantine guidelines for team members affected or potentially exposed to COVID-19
  Supporting flexible and alternative work arrangements, including a work-from-home strategy for team members whose jobs can be performed remotely
  Launched an online Coronavirus Resource Center to keep teammates up to date on Company and health authority information, including information from the World Health Organization and the U.S. Centers for Disease Control and Prevention

Business Continuity

WestRock is an essential part of the global supply chain. The Company’s paper and packaging products enable its customers to package essential food, beverage, health products, cleaning products and other goods. The Company is continuing to operate and meet or exceed its customers’ needs in this rapidly evolving demand environment.

The Company has formed a business continuity team comprised of senior leaders throughout its organization that develops and implements business continuity plans to ensure that the Company’s operations are well positioned to continue producing and delivering products to customers without disruption. The business continuity team meets daily to identify and address issues as they arise and focuses on taking actions that address current circumstances associated with COVID-19 while positioning the Company for future growth.

Financial Flexibility and Liquidity

WestRock believes that it has substantial liquidity to navigate the current dynamic environment. The Company’s cash and cash equivalents and long-term committed available borrowings aggregated to more than $2.5 billion of liquidity at March 31, 2020. The Company has limited debt maturities until March 2022.

The Coronavirus Aid, Relief, and Economic Security (“CARES”) Act allows employers to postpone paying their share of employment taxes incurred through the end of calendar year 2020. The Company expects to postpone an estimated $120 million of such payments over the next three quarters and will be required to pay 50% of these amounts in December 2021 and the remaining 50% in December 2022.

As noted above, WestRock is reducing its planned fiscal 2020 and fiscal 2021 capital investments and resetting its dividend. WestRock is taking other actions to provide additional cash flow available for debt reduction while maintaining its system and making the capital investments necessary to improve productivity and supply its growing markets. The Company also expects to use company stock to pay its annual incentive and 401(k) contributions in 2020. WestRock remains focused on maintaining its investment grade rating and managing its working capital and taking appropriate actions to ensure its access to necessary liquidity.

Dividend Announcement

The Company today reported that its Board of Directors declared a quarterly dividend of $0.20 per share on its common stock, or $0.80 on an annualized basis. The quarterly dividend will be paid to stockholders of record as of the close of business on May 19, 2020 and will be paid on May 28, 2020.

Consolidated Financial Results

The Company is withdrawing its fiscal 2020 net sales, Adjusted Segment EBITDA, Adjusted Operating Cash Flow and Adjusted Free Cash Flow guidance due to the unknown duration and severity of reduced economic activity associated with COVID-19.

WestRock’s performance for the three months ended March 31, 2020 and March 31, 2019 (in millions):

	Three Months Ended
	Mar. 31, 2020	Mar. 31, 2019	Change

Net sales	$4,447.3	$4,620.0	$(172.7)

Segment income	$335.3	$396.0	$(60.7)
Non-allocated expenses	(17.6)	(24.4)	6.8
Depreciation	266.6	270.9	(4.3)
Amortization	107.9	112.8	(4.9)
Segment EBITDA	692.2	755.3	(63.1)
Adjustments (1)	16.2	1.8	14.4
Adjusted Segment EBITDA	$708.4	$757.1	$(48.7)

(1) See the Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended March 31, 2020 compared to March 31, 2019:

Net sales decreased $173 million compared to the prior year quarter. Corrugated Packaging segment net sales declined $108 million, primarily due to lower corrugated selling price/mix, partially offset by higher volumes. Consumer Packaging segment net sales declined $52 million, primarily due to lower selling price/mix, lower volumes and the unfavorable impact of foreign currency.

Segment income decreased $61 million compared to the prior year quarter. Corrugated Packaging segment income decreased $66 million and Consumer Packaging segment income increased $6 million.

Additional information about the changes in segment net sales and income is included below.

Restructuring and Other Items

Restructuring and other items during the second quarter of fiscal 2020 included the following pre-tax costs:

  $8 million of restructuring costs, primarily associated with severance and other employee costs (including a voluntary retirement program) and plant consolidations
  $8 million of integration costs, primarily related to the acquisition of KapStone Paper and Packaging Corporation (“KapStone”)

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $168 million in the second quarter of fiscal 2020 compared to $362 million in the prior year quarter. The decrease was primarily due to increased working capital usage in the current year quarter compared to the prior year quarter.

Total debt was $10.86 billion at March 31, 2020, or $10.64 billion excluding $218 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions, and less than $10.0 billion net of cash and cash equivalents of $640 million. During the second quarter of fiscal 2020, WestRock invested $241 million in capital expenditures and paid $121 million in dividends to stockholders.

Segment Results

WestRock’s segment performance for the three months ended March 31, 2020 and March 31, 2019 (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Mar. 31, 2020	Mar. 31, 2019	Change

Segment net sales	$2,882.5	$2,990.7	$(108.2)

Segment income	$244.5	$310.3	$(65.8)
Depreciation	181.9	182.8	(0.9)
Amortization	57.7	59.9	(2.2)
Segment EBITDA	484.1	553.0	(68.9)
Adjustments (1)	18.2	0.1	18.1
Adjusted Segment EBITDA	$502.3	$553.1	$(50.8)

(1) See the Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended March 31, 2020 compared to March 31, 2019:

Segment net sales decreased $108 million, primarily due to $170 million of lower selling price/mix on sales for the quarter and $18 million of unfavorable foreign currency impacts that were partially offset by $77 million of higher volumes in the current quarter. The Corrugated Packaging segment delivered a Segment EBITDA margin of 16.8% and a North American Adjusted Segment EBITDA margin of 19.0%.

Segment income decreased $66 million. The margin impact of lower selling price/mix of $170 million was partially offset by $104 million of net cost deflation, productivity improvements, higher volumes, decreased impact of economic downtime and other items, including increased costs resulting from the North Charleston, South Carolina mill reconfiguration.

Consumer Packaging Segment

	Three Months Ended
	Mar. 31, 2020	Mar. 31, 2019	Change

Segment net sales	$1,616.3	$1,668.3	$(52.0)

Segment income	$90.8	$85.2	$5.6
Depreciation	83.0	86.3	(3.3)
Amortization	50.2	52.9	(2.7)
Segment EBITDA	224.0	224.4	(0.4)
Adjustments (1)	(2.0)	1.2	(3.2)
Adjusted Segment EBITDA	$222.0	$225.6	$(3.6)

(1) See Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended March 31, 2020 compared to March 31, 2019:

Segment net sales decreased $52 million, primarily due to $21 million of lower selling price/mix on sales, $19 million of lower volumes and $13 million of unfavorable foreign currency impacts. The Consumer Packaging segment delivered a Segment EBITDA margin of 13.9% and an Adjusted Segment EBITDA margin of 13.7%.

Segment income increased $6 million. Productivity improvements, net cost deflation, lower depreciation and amortization and decreased outage costs aggregating $29 million were partially offset by the margin impact of lower selling price/mix, lower volumes and increased economic downtime.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal second quarter ended March 31, 2020, the impact of COVID-19 on the Company and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Tuesday, May 5, 2020. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-287-0804 (inside the U.S.) or 647-689-4463 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 5490759. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that the Company expects that the actions it is taking in response to COVID-19 will provide an additional $1 billion in cash available for debt reduction through fiscal 2021 that will sustain its business under a range of economic and market conditions and ensure WestRock remains well positioned for long-term success; with uncertain economic and market demand conditions ahead, the Company is taking steps to adapt quickly to changes in market conditions and provide additional cash flow that can be allocated toward debt reduction to sustain the Company’s business under a range of economic and market conditions and ensure that the Company remains positioned for long-term success; the Company believes that it has substantial liquidity to navigate the current dynamic environment; the Company expects to postpone an estimated $120 million of employment taxes over the next three quarters pursuant to the CARES Act and will be required to pay 50% of these amounts in December 2021 and the remaining 50% in December 2022; that the Company expects to use company stock to pay its annual incentive and 401(k) contributions in 2020; and the Company remains focused on maintaining its investment grade rating and managing its working capital and taking appropriate actions to ensure its access to necessary liquidity. With respect to these statements, the Company has made assumptions regarding, among other things, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on the Company’s operations, impacts of the pandemic on commercial activity, the Company’s customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; the Company’s ability to effectively integrate the operations of KapStone; the results and impacts of acquisitions; economic, competitive and market conditions generally, including the impact of COVID-19; volumes and price levels of purchases by customers; competitive conditions in the Company’s businesses and possible adverse actions of customers, competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; and raw material and energy costs. The Company’s businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions, including those related to COVID-19; our desire or ability to continue to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation; our ability to realize anticipated synergies from the KapStone acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019

Net sales	$4,447.3	$4,620.0	$8,871.0	$8,947.4
Cost of goods sold	3,642.5	3,720.4	7,257.2	7,266.0
Gross profit	804.8	899.6	1,613.8	1,681.4
Selling, general and administrative, excluding intangible amortization	418.6	444.1	844.3	845.0
Selling, general and administrative intangible amortization	100.1	102.4	201.9	195.3
Gain on disposal of assets	(5.6)	-	(6.9)	(43.8)
Multiemployer pension withdrawal expense	0.9	-	0.9	-
Land and Development impairments	-	13.0	-	13.0
Restructuring and other costs	16.4	34.8	46.5	89.2
Operating profit	274.4	305.3	527.1	582.7
Interest expense, net	(97.3)	(111.8)	(190.8)	(206.2)
(Loss) gain on extinguishment of debt	(0.5)	0.4	(0.5)	(1.5)
Pension and other postretirement non-service income	26.1	18.7	52.8	36.0
Other expense, net	(0.9)	(3.3)	(4.6)	(6.0)
Equity in income (loss) of unconsolidated entities	4.9	(0.2)	8.7	6.6
Income before income taxes	206.7	209.1	392.7	411.6
Income tax expense	(57.8)	(47.2)	(104.3)	(109.9)
Consolidated net income	148.9	161.9	288.4	301.7
Less: Net income attributable to noncontrolling interests	(0.8)	(1.5)	(1.8)	(2.2)
Net income attributable to common stockholders	$148.1	$160.4	$286.6	$299.5

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$148.1	$160.4	$286.6	$299.5
Less: Distributed and undistributed income available to participating securities	(0.1)	-	(0.1)	-
Distributed and undistributed income available to common stockholders	$148.0	$160.4	$286.5	$299.5

Diluted weighted average shares outstanding	260.2	259.4	260.1	259.4

Diluted earnings per share	$0.57	$0.62	$1.10	$1.15

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Net sales:

Corrugated Packaging	$2,882.5	$2,990.7	$5,792.0	$5,724.5
Consumer Packaging	1,616.3	1,668.3	3,153.2	3,287.1
Land and Development	-	0.8	18.9	14.7
Intersegment Eliminations	(51.5)	(39.8)	(93.1)	(78.9)
Total net sales	$4,447.3	$4,620.0	$8,871.0	$8,947.4

Income before income taxes:

Corrugated Packaging	$244.5	$310.3	$527.9	$557.1
Consumer Packaging	90.8	85.2	137.0	162.1
Land and Development	-	0.5	1.4	1.2
Total segment income	335.3	396.0	666.3	720.4

Gain on sale of certain closed facilities	5.0	-	5.5	50.5
Multiemployer pension withdrawal expense	(0.9)	-	(0.9)	-
Land and Development impairments	-	(13.0)	-	(13.0)
Restructuring and other costs	(16.4)	(34.8)	(46.5)	(89.2)
Non-allocated expenses	(17.6)	(24.4)	(35.8)	(43.4)
Interest expense, net	(97.3)	(111.8)	(190.8)	(206.2)
(Loss) gain on extinguishment of debt	(0.5)	0.4	(0.5)	(1.5)
Other expense, net	(0.9)	(3.3)	(4.6)	(6.0)
Income before income taxes	$206.7	$209.1	$392.7	$411.6

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Consolidated net income	$148.9	$161.9	$288.4	$301.7
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	374.5	383.7	755.7	742.8
Cost of real estate sold	-	-	16.1	11.0
Deferred income tax expense	8.3	25.3	11.4	39.6
Share-based compensation expense	15.8	18.1	29.6	35.5
Pension and other postretirement funding (more) than expense (income)	(17.4)	(14.2)	(41.1)	(27.0)
Multiemployer pension withdrawal expense	0.9	-	0.9	-
Land and Development impairments	-	13.0	-	13.0
Other impairment adjustments	-	7.2	2.2	10.0
Gain on disposal of plant and equipment and other, net	(5.3)	(2.3)	(6.2)	(45.5)
Other	1.9	(28.0)	(11.3)	(46.3)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(214.3)	(52.4)	(60.4)	117.3
Inventories	20.7	3.9	(63.2)	(67.5)
Other assets	(61.8)	(111.1)	(132.9)	(128.9)
Accounts payable	(59.2)	5.1	(106.7)	(143.4)
Income taxes	20.5	(15.5)	17.7	(27.0)
Accrued liabilities and other	(65.9)	(32.8)	(101.4)	(120.3)
Net cash provided by operating activities	167.6	361.9	598.8	665.0

Investing activities:
Capital expenditures	(241.4)	(303.4)	(616.2)	(625.4)
Cash paid for purchase of businesses, net of cash acquired	-	(6.4)	-	(3,349.3)
Investment in unconsolidated entities	(0.4)	(0.2)	(0.7)	(0.2)
Proceeds from sale of property, plant and equipment	13.4	17.3	21.3	105.3
Proceeds from property, plant and equipment insurance settlement	-	8.8	1.4	8.8
Other	-	6.1	4.9	10.2
Net cash used for investing activities	(228.4)	(277.8)	(589.3)	(3,850.6)

Financing activities:
Proceeds from issuance of notes	-	-	-	1,498.5
Additions to revolving credit facilities	375.0	87.2	375.0	192.2
Repayments of revolving credit facilities	(45.0)	(20.0)	(65.0)	(20.0)
Additions to debt	478.7	151.8	580.1	3,957.9
Repayments of debt	(204.2)	(361.7)	(208.2)	(3,209.6)
(Repayments) additions to commercial paper, net	(45.7)	140.6	(34.8)	588.3
Other debt additions (repayments), net	122.2	(26.8)	85.9	16.4
Issuances of common stock, net of related minimum tax withholdings	(2.1)	(9.7)	13.4	3.2
Purchases of common stock	-	(44.4)	-	(88.6)
Cash dividends paid to stockholders	(120.7)	(117.6)	(240.7)	(233.7)
Cash distributions paid to noncontrolling interests	(0.4)	(0.6)	(0.7)	(2.8)
Other	10.6	9.4	2.1	3.0
Net cash provided by (used for) financing activities	568.4	(191.8)	507.1	2,704.8
Effect of exchange rate changes on cash and cash equivalents	(23.8)	1.2	(28.0)	(1.8)
Increase (decrease) in cash and cash equivalents and restricted cash	483.8	(106.5)	488.6	(482.6)
Cash and cash equivalents, and restricted cash at beginning of period	156.4	260.7	151.6	636.8
Cash and cash equivalents, and restricted cash at end of period	$640.2	$154.2	$640.2	$154.2

Supplemental disclosure of cash flow information:

Cash paid (received) during the period for:
Income taxes, net of refunds	$30.0	$38.5	$75.1	$94.3
Interest, net of amounts capitalized	$151.3	$177.9	$204.4	$202.9

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	March 31,	September 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$640.2	$151.6
Accounts receivable (net of allowances of $58.2 and $53.2)	2,222.1	2,193.2
Inventories	2,125.4	2,107.5
Other current assets	501.2	496.2
Assets held for sale	3.3	25.8
Total current assets	5,492.2	4,974.3

Property, plant and equipment, net	11,036.3	11,189.5
Goodwill	7,264.0	7,285.6
Intangibles, net	3,845.9	4,059.5
Restricted assets held by special purpose entities	1,270.9	1,274.3
Prepaid pension asset	278.6	224.7
Other assets	1,772.4	1,148.8
Total Assets	$30,960.3	$30,156.7

Liabilities and Equity
Current liabilities:
Current portion of debt	$432.0	$561.1
Accounts payable	1,696.4	1,831.8
Accrued compensation and benefits	381.5	470.4
Other current liabilities	629.9	571.8
Total current liabilities	3,139.8	3,435.1
Long-term debt due after one year	10,424.6	9,502.3
Pension liabilities, net of current portion	274.1	294.0
Postretirement medical liabilities, net of current portion	152.3	162.1
Non-recourse liabilities held by special purpose entities	1,140.9	1,145.2
Deferred income taxes	2,878.4	2,878.0
Other long-term liabilities	1,450.6	1,053.9
Redeemable noncontrolling interests	1.6	1.9
Total stockholders' equity	11,482.4	11,669.9
Noncontrolling interests	15.6	14.3
Total Equity	11,498.0	11,684.2
Total Liabilities and Equity	$30,960.3	$30,156.7

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA and Adjustments to Segment EBITDA

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance. Management believes adjusting “Segment EBITDA” for certain items provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance across periods or relative to our peers, and that adjusting “Segment EBITDA” to “Adjusted Segment EBITDA” more closely aligns those results to the adjustments in Adjusted Net Income that relate to “Segment EBITDA”. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA” by adding certain “Adjustments” to “Segment EBITDA”. These “Adjustments” are reflected in the “Adjusted Net Income” reconciliation tables below.

Adjusted Segment Sales and Adjusted Segment EBITDA Margins

With respect to Adjusted Segment Sales, management believes that adjusting Segment Sales for trade sales is consistent with how peers present their sales for purposes of computing margins and helps analysts compare companies in the same peer group. WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Adjusted Net Income, Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings per Diluted Share are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) and the impact of Noncontrolling interests, and Earnings per diluted share, respectively. This release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions):

	Three Months Ended March 31, 2020

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$206.7	$(57.8)	$148.9
Restructuring and other items	n/a	n/a	n/a	16.4	(3.9)	12.5
North Charleston and Florence transition and reconfiguration costs (2)	19.6	-	-	21.8	(5.4)	16.4
Losses at closed plants, transition and start-up costs (2)	6.8	1.5	-	9.1	(2.5)	6.6
Accelerated depreciation on major capital projects and certain plant closures (2)	n/a	n/a	n/a	5.5	(1.3)	4.2
Litigation recovery	(7.2)	(4.3)	-	(11.5)	2.8	(8.7)
Gain on sale of certain closed facilities	n/a	n/a	n/a	(5.0)	1.2	(3.8)
Hurricane Michael recovery of direct costs, net	(0.6)	-	-	(0.6)	0.2	(0.4)
Loss on extinguishment of debt	n/a	n/a	n/a	0.5	(0.1)	0.4
Brazil indirect tax (3)	(0.4)	-	-	(1.3)	0.3	(1.0)
Multiemployer pension withdrawal expense	n/a	n/a	n/a	0.9	(0.2)	0.7
Other	-	0.8	-	0.8	(0.2)	0.6
Adjustments/ Adjusted Results	$18.2	$(2.0)	$-	$243.3	$(66.9)	$176.4
Noncontrolling interests						(0.8)
Adjusted Net Income						$175.6

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the statements of income.
(2) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
(3) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is interest income.

	Three Months Ended March 31, 2019

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$209.1	$(47.2)	$161.9
Restructuring and other items	n/a	n/a	n/a	34.8	(8.0)	26.8
Direct expenses from Hurricane Michael, net of related proceeds	(1.1)	-	-	(1.1)	0.3	(0.8)
Accelerated depreciation on major capital projects and certain plant closures (2)	n/a	n/a	n/a	8.7	(2.2)	6.5
Losses at closed plants, transition and start-up costs (2)	3.0	1.2	-	4.5	(1.3)	3.2
Gain on extinguishment of debt	n/a	n/a	n/a	(0.4)	0.1	(0.3)
Land and Development operating results (3)	n/a	n/a	(0.5)	12.5	(3.1)	9.4
Other	(1.8)	-	1.0	2.7	(0.6)	2.1
Adjustments/ Adjusted Results	$0.1	$1.2	$0.5	$270.8	$(62.0)	$208.8
Noncontrolling interests						(1.5)
Adjusted Net Income						$207.3

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense benefit" and "Consolidated net income", respectively, as reported on the statements of income.
(2) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
(3) Includes a $13.0 million impairment of mineral rights.

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation of Adjusted earnings per diluted share to Earnings per diluted share.

	Three Months Ended
	Mar. 31, 2020	Mar. 31, 2019

Earnings per diluted share	$0.57	$0.62

Restructuring and other items	0.04	0.10
North Charleston and Florence transition and reconfiguration costs	0.06	-
Losses at closed plants, transition and start-up costs	0.03	0.01
Accelerated depreciation on major capital projects and certain plant closures	0.02	0.02
Litigation recovery	(0.03)	-
Gain on sale of certain closed facilities	(0.02)	-
Direct (recoveries) expenses from Hurricane Michael, net of related proceeds	-	-
Loss on extinguishment of debt	-	-
Brazil indirect tax	-	-
Multiemployer pension withdrawal expense	-	-
Land and Development impairment and operating results	-	0.04
Other	-	0.01
Adjusted earnings per diluted share	$0.67	$0.80

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income, for the quarter ended March 31, 2020 and 2019 (in millions, except percentages):

Reconciliation for the Quarter Ended March 31, 2020

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,882.5	$1,616.3	$-	$(51.5)	$4,447.3
Less: Trade sales	(96.2)	-	-	-	(96.2)
Adjusted Segment Sales	$2,786.3	$1,616.3	$-	$(51.5)	$4,351.1

Segment income (1)	$244.5	$90.8	$-	$-	$335.3
Non-allocated expenses	-	-	-	(17.6)	(17.6)
Depreciation & amortization	239.6	133.2	-	1.7	374.5
Segment EBITDA	484.1	224.0	-	(15.9)	692.2
Adjustments (2)	18.2	(2.0)	-	-	16.2
Adjusted Segment EBITDA	$502.3	$222.0	$-	$(15.9)	$708.4

Segment EBITDA Margins	16.8%	13.9%
Adj. Segment EBITDA Margins	18.0%	13.7%

(1) Segment income includes pension and other postretirement income (expense)
(2) See the Adjusted Net Income tables on page 12 for adjustments

Corrugated Reconciliation for the Quarter Ended March 31, 2020
	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,542.9	$100.7	$238.9	$2,882.5
Less: Trade sales	(96.2)	-	-	(96.2)
Adjusted Segment Sales	$2,446.7	$100.7	$238.9	$2,786.3

Segment income (2)	$228.4	$13.4	$2.7	$244.5
Depreciation & amortization	221.1	12.2	6.3	239.6
Segment EBITDA	449.5	25.6	9.0	484.1
Adjustments (3)	15.9	2.3	-	18.2
Adjusted Segment EBITDA	$465.4	$27.9	$9.0	$502.3

Segment EBITDA Margins	17.7%	25.4%		16.8%
Adj. Segment EBITDA Margins	19.0%	27.7%		18.0%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) Segment income includes pension and other postretirement income (expense)
(3) See the Adjusted Net Income tables on page 12 for adjustments

Reconciliation for the Quarter Ended March 31, 2019

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,990.7	$1,668.3	$0.8	$(39.8)	$4,620.0
Less: Trade sales	(95.5)	-	-	-	(95.5)
Adjusted Segment Sales	$2,895.2	$1,668.3	$0.8	$(39.8)	$4,524.5

Segment income (1)	$310.3	$85.2	$0.5	$-	$396.0
Non-allocated expenses	-	-	-	(24.4)	(24.4)
Depreciation & amortization	242.7	139.2	-	1.8	383.7
Segment EBITDA	553.0	224.4	0.5	(22.6)	755.3
Adjustments (2)	0.1	1.2	(0.5)	1.0	1.8
Adjusted Segment EBITDA	$553.1	$225.6	$-	$(21.6)	$757.1

Segment EBITDA Margins	18.5%	13.5%
Adj. Segment EBITDA Margins	19.1%	13.5%

(1) Segment income includes pension and other postretirement income (expense)
(2) See the Adjusted Net Income tables on page 12 for adjustments

Corrugated Reconciliation for the Quarter Ended March 31, 2019

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,635.3	$109.6	$245.8	$2,990.7
Less: Trade sales	(95.5)	-	-	(95.5)
Adjusted Segment Sales	$2,539.8	$109.6	$245.8	$2,895.2

Segment income (2)	$300.6	$6.8	$2.9	$310.3
Depreciation & amortization	219.6	15.0	8.1	242.7
Segment EBITDA	520.2	21.8	11.0	553.0
Adjustments (3)	(2.4)	2.5	-	0.1
Adjusted Segment EBITDA	$517.8	$24.3	$11.0	$553.1

Segment EBITDA Margins	19.7%	19.9%		18.5%
Adj. Segment EBITDA Margins	20.4%	22.2%		19.1%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) Segment income (loss) includes pension and other postretirement income (expense)
(3) See the Adjusted Net Income tables on page 12 for adjustments

Adjusted Operating Cash Flow and Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measures “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. We believe “Adjusted Free Cash Flow” provides greater comparability across periods by excluding capital expenditures. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow” to Net cash provided by operating activities for the three months ended March 31, 2020 and March 31, 2019 (in millions):

	Three Months Ended
	Mar. 31, 2020	Mar. 31, 2019
Net cash provided by operating activities	$167.6	$361.9
Plus: Cash Restructuring and other costs, net of income tax benefit of $2.9 and $0.6	9.1	12.3
Adjusted Operating Cash Flow	176.7	374.2
Less: Capital expenditures	(241.4)	(303.4)
Adjusted Free Cash Flow	$(64.7)	$70.8

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

John Stakel, 678-291-7901
Senior Vice President – Treasurer
john.stakel@westrock.com

Media:
John Pensec, 470-328-6397
Director, Corporate Communications
mediainquiries@westrock.com